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Exhibit 10.8

NOTE AND WARRANT PURCHASE AGREEMENT

        THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), is made as of November 19, 2010 (the "Effective Date"), by and among CLARUS THERAPEUTICS,  INC., a Delaware corporation (the "Company"), and each of the purchasers named on the Schedule of Purchasers attached hereto as Schedule I (the "Schedule of Purchasers") (each individually a "Purchaser," and collectively the "Purchasers").

        WHEREAS, the Company requires additional funds in order to fund its operations;

        WHEREAS, the Company desires to issue and sell the Notes (as defined herein) and Warrants (as defined herein) to the Purchasers, and the Purchasers desire to purchase the Notes and Warrants from the Company; and

        WHEREAS, certain of the Purchasers desire to exchange their Old Notes (as defined herein) for New Notes (as defined herein) and the Company desires to effect such exchange.

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.    DEFINITIONS.

        1.1   "Business Day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

        1.2   "Common Stock" means shares of the Company's common stock, par value $0.001 per share.

        1.3   "New Notes" shall mean unsecured promissory notes issued to certain of the Purchasers in exchange for the Old Notes.

        1.4   "Notes" shall mean the unsecured promissory notes issued to the Purchasers pursuant to Section 2.1, in substantially the form attached hereto as Exhibit A.

        1.5   "Old Notes" means the unsecured promissory notes issued to certain of the Purchasers on March 5, 2010, May 19, 2010 and September 20, 2010, in the aggregate principal amount of $3,100,000.

        1.6   "Pro Rata Portion" shall mean the percentage set forth the column titled "Pro Rata Portion" opposite such Purchaser's name on the Schedule of Purchasers.

        1.7   "Securities Act" shall mean the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2.    LOANS; CLOSING; EXCHANGE.

        2.1    Loans; Warrants.

          (a)    Loans.

            (i)  The Company shall issue, and the Purchasers shall purchase, from time to time from the Company, Notes in an aggregate original principal amount not to exceed $10,000,000.00 (the "Aggregate Committed Note Amount"), pursuant to the terms and conditions hereof. The purchase price for the Notes shall be paid by the Purchasers by wire transfer of immediately available funds. Each Purchaser's obligations hereunder are several and not joint, and accordingly the failure of any Purchaser to purchase Notes hereunder will not increase the obligations of any other Purchaser. For the sake of clarity, the Aggregate Committed Note Amount shall include the aggregate principal amount of the New Notes.

          (b)    Warrants.

            (i)  At each Loan Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, a warrant in substantially the form attached hereto as Exhibit B (each, a "Warrant" and collectively the "Warrants"). Such Warrant shall be exercisable for up to that number of shares of equity securities of the Company, as is equal to thirty percent (30%) of the principal amount of the Notes being purchased by the Purchaser at the applicable Loan Closing, divided by the purchase price of the equity securities as more fully described in the Warrants. The Company and the Purchasers agree that: (A) neither the Purchasers nor any affiliated company has rendered any services to the Company in connection with this Agreement; (B) the Warrants are not being issued as compensation; and (C) the fair value of the Warrants, if issued apart from the Notes, shall be less than $200,000. Notwithstanding anything to the contrary in this Agreement, the Purchasers shall not receive any Warrants from the Company in connection with the exchange of the Old News for the New Notes at the Initial Loan Closing (as defined below).

          (c)    Loan Closings.

            (i)  Initial Loan Closing.    The initial closing (the "Initial Loan Closing") of the sale by the Company of Notes and Warrants and the purchase by the Purchasers of Notes and Warrants shall occur on the date hereof, at which time each Purchaser shall purchase a Note in the aggregate principal amount set forth opposite its name on the Schedule of Purchasers and a Warrant exercisable for shares of Common Stock as described in Section 2.1(b). The Initial Loan Closing shall be held remotely via the exchange of documents and signatures.

           (ii)  Exchange of Old Notes.    At the Initial Loan Closing, the Purchasers shall also deliver to the Company the Old Notes for exchange into New Notes. In exchange for the Old Notes, the Company shall issue to each Purchaser a New Note in the aggregate principal amount set forth on the Schedule of Purchasers, which amount equals the aggregate principal amount of the Old Notes held by the Purchaser plus the accrued and unpaid interest on the Old Notes held by the Purchaser calculated as of the Effective Date. Upon issuance of the New Notes, the Old Notes shall be cancelled on the records and books of the Company and shall be void. The Purchasers agree that aside from the issuance of the New Notes, they are not entitled to any other consideration in connection with the exchange of the Old Notes.

          (iii)  Additional Loan Closings.    One or more additional Closings (each an "Additional Loan Closing" and together, the "Additional Loan Closings") of the sale by the Company of Notes and Warrants and the purchase by the Purchasers of Notes and Warrants shall be held remotely via the exchange of documents and signatures on such dates occurring on or before September 30, 2011, as the Company shall request in a written notice (the "Company Closing Notice") to be delivered to the Purchasers at least five (5) Business Days prior to the proposed date of the Additional Loan Closing. The Additional Closing shall take place at the date and time specified in the Company Closing Notice. The Company will send follow-up notice to all of the Purchasers as to whether the Company has received the applicable consent to proceed with the Additional Loan Closing. At each Additional Loan Closing, each Purchaser shall purchase its Pro Rata Portion of the aggregate principal amount of Notes being issued at the Additional Loan Closing; provided that (A) the Company shall issue and sell Notes in the aggregate principal amount of $1 million at each Additional Loan Closing, (B) the aggregate principal amount of all of the Notes and the New Notes issued at the Initial Loan Closing and all Additional Loan Closings shall not exceed the Aggregate Committed Note Amount and (C) the Company updates the Schedule of Purchasers to reflect the Notes and Warrants purchased by the Purchasers at the Additional Loan Closings. The Closing Notice shall include the proposed date of the Additional Loan Closing and the aggregate principal amount of the Notes being purchased at the Additional Loan Closing by each Purchaser.

          (iv)  Transactions at Each Closing.    At each Closing, the Company shall issue and the Purchasers shall purchase, on a several and not joint basis, the Notes and the Warrants as provided in this Section 2.1. At each Closing, the Company shall issue to each Purchaser (A) a Note representing the principal amount of the Note purchased by the Purchaser at the Loan Closing and (B) a Warrant exercisable for Common Stock as specified in Section 2(b). In addition, at the Initial Closing, the Company shall issue to certain of the Purchasers New Notes in exchange for their Old Notes.

        3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.    In connection with the transactions provided for herein, the Company hereby represents and warrants to the Purchasers as of the date hereof, and as of the date of the issuance of each Note, New Note and Warrant, as follows:

        3.1    Organization, Qualifications and Corporate Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the business or assets of the Company. "Material Adverse Effect" shall mean any event, change, violation, inaccuracy, circumstance or effect that is, individually or in the aggregate, materially adverse to the financial condition, capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Notes and the Warrants and to exchange the Old Notes for the New Notes.

        3.2    Authorization of Agreements, Etc.    The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Notes and the Warrants and exchange of the Old Notes for the Note Notes have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Company's certificate of incorporation, as amended, or the Bylaws of the Company, as amended, or will not result in a violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or, to the Company's knowledge, claim of any nature whatsoever upon any of the properties or assets of the Company, the result of any of which would have a Material Adverse Effect.

        3.3    Validity.    This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Notes, the New Notes and the Warrants, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The shares of the Company's capital stock issuable upon conversion of the Notes and New Notes and upon exercise of the Warrants, respectively, when issued, sold and delivered or exchanged in accordance with the terms of this Agreement, for the consideration provided for herein and therein, will be duly and validly issued, fully paid and nonassessable.

        3.4    Complete Disclosure.    As of the Loan Closing, the Company has made available to the Purchasers all the information that the Purchasers have requested in making their decision to acquire the Notes, the New Notes and the Warrants. To the Company's knowledge, neither this Agreement nor any other documents or certificates furnished or to be furnished in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

        4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

        In connection with the transactions provided for herein, each Purchaser hereby represents and warrants to the Company as follows:

        4.1    Authorization.    Such Purchaser is validly existing and has the requisite power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by such Purchaser, and constitutes the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        4.2    Purchase Entirely for Own Account.    Such Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company that the Notes, New Notes and Warrants will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes, New Notes or Warrants.

        4.3    Disclosure of Information.    Such Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Notes, the New Notes and the Warrants. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and Warrants and the exchange of the Old Notes for the New Notes.

        4.4    Investment Experience.    Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes, the New Notes and the Warrants and with the exchange of the Old Notes for the New Notes.

        4.5    Accredited Investor.    Such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has not been organized solely for the purpose of acquiring any of the Notes, the New Notes or the Warrants.

        4.6    Restricted Securities.    Such Purchaser understands that the Notes, the New Notes and Warrants are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction or transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        4.7    Legends.    It is understood that the Notes, the New Notes and the Warrants may bear the legend in substantially the form set forth below, as well as other legends:

  "THIS SECURITY AND THE SECURITIES ISSUABLE UPON THE CONVERSION OR EXERCISE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL

  SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

        5.    CONDITIONS TO INITIAL LOAN CLOSING.

        The respective and several obligations of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by it at the Initial Closing and to exchange the Old Notes for the New Notes are subject to the fulfillment or waiver, on or before the Initial Loan Closing, of each of the following conditions:

        5.1    Representations and Warranties.    Each of the representations and warranties of the Company set forth in Article III hereof shall be true in all material respects on the date of the Initial Loan Closing.

        5.2    Performance by the Company.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Loan Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale and exchange described herein and shall have delivered copies of such consents and approvals to the Purchasers.

        5.3    Delivery of Notes and New Notes.    The Company shall have executed and delivered to each Purchaser a Note, in the aggregate principal amount set forth the Purchaser's name in the column "Principal Amount of Notes Issued at Initial Loan Closing" on the Schedule of Purchasers. In exchange for the Old Notes, the Company shall have executed and delivered to each applicable Purchaser a New Note, in the aggregate principal amount set forth the Purchaser's name in the column "Principal Amount of New Notes" on the Schedule of Purchasers.

        5.4    Delivery of Warrants.    At the Closing, the Company shall have issued and delivered to each Purchaser a Warrant exercisable for Common Stock as described in Section 2.1(b).

        5.5    Registration Rights Agreement.    The parties agree that the securities issuable upon conversion of the Warrant are Registrable Shares (as defined in the Registration Rights Agreement (as defined below)) for purposes of the Company's Amended and Restated Registration Rights Agreement, dated as of November 7, 2007, as amended from time to time (the "Registration Rights Agreement"), and shall be treated in the same manner as Series C Registrable Securities (as defined on the Registration Rights Agreement).

        5.6    Joinder to Financing Documents.    To the extent a Purchaser is not currently a party to the Registration Rights Agreement, the Company's Amended and Restated Voting Agreement, dated as of November 7, 2007, or the Company's Amended and Restated Stockholders Agreement, dated as of November 7, 2007 (the "Stockholders Agreement"), the Purchaser shall become a party to such agreements by executing a Joinder Agreement, in substantially the form attached hereto as Exhibit C at the Initial Closing.

        6.    CONDITIONS TO ADDITIONAL LOAN CLOSINGS.

        The respective and several obligations of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by it at each Additional Loan Closing are subject to the fulfillment or waiver, on or before the Additional Loan Closing, of each of the following conditions:

        6.1    Notice.    The Company shall have delivered to the Purchasers a Closing Notice, with the information set forth in Section 2.1(a), at least two (2) Business Days prior to the scheduled date of the Additional Loan Closing.

        6.2    Representations and Warranties.    Each of the representations and warranties of the Company set forth in Article III hereof shall be true in all material respects on the date of the Additional Loan Closing.

        6.3    Performance by the Company.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Additional Loan Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

        6.4    Delivery of Notes.    The Company shall have executed and delivered to each Purchaser a Note in the aggregate principal amount of the Purchaser's Pro Rata Portion of the aggregate principal amount of all of the Notes being issued at the Additional Loan Closing.

        6.5    Delivery of Warrants.    The Company shall have issued and delivered to each Purchaser a Warrant exercisable for Common Stock as described in Section 2.1(b).

        7.    MISCELLANEOUS.

        7.1    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.2    Governing Law.    This Agreement, the Notes, the New Notes and the Warrants shall be governed by and construed under the laws of the State of New York, without regard to conflict of law principles.

        7.3    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

        7.4    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.5    Notices.    All notices and other communications given or made pursuant to this Agreement, the Notes, the New Notes or the Warrants, shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.5):

  If to the Company:

  Clarus Therapeutics, Inc.
  555 Skokie Boulevard, Suite 340
  Northbrook, IL 60062
  Attention: Chief Financial Officer
  Facsimile:

  With a copy (which shall not constitute notice) to:

  Goodwin Procter LLP
  53 State Street
  Boston, MA 02109
  Attention: Mitchell S. Bloom, Esq.
  Facsimile: 617-523-1231

  If to Purchasers:

  At the respective addresses shown on the Schedule of Purchasers.

        7.6    Entire Agreement; Amendments and Waivers.    This Agreement, the Notes, the New Notes, the Warrants and the other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Notes and Warrants to each of the Purchasers are separate sales. Notwithstanding anything to the contrary set forth herein, any term of this Agreement, the Notes, the New Notes and the Warrants may be amended and the observance of any term of this Agreement, the Notes, the New Notes and the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the unanimous written consent of the Purchasers. No amendment to or waiver of any provision of any Note, New Note or Warrant shall be made unless such amendment or waiver is made with respect to all the Notes, New Notes or Warrants, as applicable.

        7.7    Exculpation Among Purchasers.    Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, shareholders or employees of any other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Notes.

        7.8    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        7.9    Expense Reimbursement.    The Company shall reimburse the Purchasers for all expenses incurred in connection with the transactions contemplated hereby, including the legal and other expenses incurred by one counsel for the Purchasers in connection with the preparation and negotiation of this Agreement, the Notes, the New Notes and the Warrants.

        7.10    Waiver of Right of First Refusal.    The undersigned Purchasers, constituting the holders of at least 66 2/3% of the Series C Preferred Stock owned by all Investors (as defined in the Stockholders Agreement), hereby waive the Investors' right of first offer set forth in Section 6 of the Stockholders Agreement, including any notice rights associated with the right of first offer, with respect to the issuance of the New Notes, Notes and Warrants, and any securities issuable upon conversion of the New Notes and Notes or exercise of the Warrants.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as an instrument under seal as of the date first above written.

COMPANY:
CLARUS THERAPEUTICS, INC.
By:	/s/ Robert E. Dudley Name: Robert E. Dudley Title: President and CEO
PURCHASERS:
THOMAS, MCNERNEY & PARTNERS II, L.P.
By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner
By:	/s/ James E. Thomas Name: James E. Thomas Title: Manager
TMP NOMINEE II, LLC
By:	/s/ James E. Thomas Name: James E. Thomas Title: Manager
TMP ASSOCIATES II, L.P.
By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner
By:	/s/ James E. Thomas Name: James E. Thomas Title: Manager
THOMAS, MCNERNEY & PARTNERS, L.P.
By:	Thomas, McNerney & Partners, LLC
Its:	General Partner
By:	/s/ James E. Thomas Name: James E. Thomas Title: Manager
TMP NOMINEE, LLC
By:	/s/ James E. Thomas Name: James E. Thomas Title: Manager

TMP ASSOCIATES, L.P.
By:	Thomas, McNerney & Partners, LLC
Its:	General Partner
By:	/s/ James E. Thomas Name: James E. Thomas Title: Manager
H.I.G. VENTURES—CLARUS, LTD.
By:	/s/ Richard Siegel Name: Richard Siegel Title: Authorized Signatory

 SCHEDULE 1

SCHEDULE OF PURCHASERS

Purchaser	Pro Rata Portion	Principal Amount of Notes Issued at Initial Loan Closing	Principal Amount of New Notes (Principal and Accrued Interest of Old Notes as of Effective Date)
Thomas, McNerney & Partners II, L.P.	65.75%	$657,462.00	$0.00
c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901 Fax: (203) 978-2005 Attn: James Thomas
TMP Nominee II, LLC	0.69%	$6,866.67	$0.00
c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901 Fax: (203) 978-2005 Attn: James Thomas
TMP Associates II, L.P.	0.23%	$2,333.33	$0.00
c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901 Fax: (203) 978-2005 Attn: James Thomas
H.I.G. Ventures—Clarus, Ltd.	33.33%	$333,333.00	$1,080,547.61
1001 Brickell Bay Drive Miami, FL 33131 Fax: Attention:
Thomas, McNerney & Partners, L.P.	0.00%	$0.00	$2,114,459.77
c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901 Fax: (203) 978-2005 Attn: James Thomas
TMP Nominee, LLC	0.00%	$0.00	$38,748.46
c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901 Fax: (203) 978-2005 Attn: James Thomas
TMP Associates, L.P.	0.00%	$0.00	$7,888.01
c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901 Fax: (203) 978-2005 Attn: James Thomas

TOTAL:	100.00%	$1,000,000.00	$3,241,643.84

 Exhibit A

Form of Note

 Exhibit B

Form of Warrant

 Exhibit C

Joinder Agreement

JOINDER AGREEMENT

        Each of the undersigned hereby agrees, effective as of            , 2010, to become a party, in the roles defined below, to the following investment agreements of Clarus Therapeutics, Inc., a Delaware corporation (the "Company"):

        a)    as an Investor to the Amended and Restated Registration Rights Agreement, dated as of November 7, 2007, by and among the Company and the other parties thereto, as the same may be amended, restated or otherwise modified from time to time (the "Registration Rights Agreement");

        b)    as an Investor to the Amended and Restated Voting Agreement, dated as of November 7, 2007, by and among the Company and the other parties thereto, as the same may be amended, restated or otherwise modified from time to time (the "Voting Agreement"); and

        c)     as a Stockholder and an Investor to the Amended and Restated Stockholders Agreement, dated as of November 7, 2007, by and among the Company and the other parties thereto, as the same may be amended, restated or otherwise modified from time to time (the "Stockholders Agreement," and together with the Voting Agreement and Registration Rights Agreement, the "Investment Agreements").

        Each of the undersigned further confirms that the representations and warranties contained in the Investment Agreements as they apply to the undersigned are true and correct as to the undersigned as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:

        Address:
        Facsimile:

        IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement to the Investment Agreements as of the date first written above.

By:
Name:
Title:

QuickLinks

  Exhibit 10.8
NOTE AND WARRANT PURCHASE AGREEMENT
SCHEDULE 1 SCHEDULE OF PURCHASERS
Exhibit A Form of Note
Exhibit B Form of Warrant
Exhibit C Joinder Agreement